Exhibit 99.1

ICR Conference January 2022

All statements made in this Presentation and in any commentary provided by the Company’s management in connection herewith other than statements of historical fact are “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and are provided under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 , as amended . A reader or listener should not place undue reliance on forward - looking statements, all of which involve known and unknown risks and uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or those of the industries and markets in which the Company participates, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward - looking statements . The Company's past results of operations do not necessarily indicate its future results, and the Company’s future results may differ materially from the Company’s past results and from the expectations and plans of the Company expressed in this Presentation and management’s commentary due to various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10 - K for the fiscal year 2021 filed on September 24 , 2021 , and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission . This presentation and the forward - looking statements contained therein and in management’s commentary speak only as of January 11 , 2022 . Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward - looking or other statements included in this Presentation or management’s commentary, whether as a result of new information, future events, changed circumstances or any other reason . 2 Forward Looking Statements and Safe Harbor Treatment

3 Since 1969, Cracker Barrel’s mission has been Pleasing People Founded in 1969 in Middle Tennessee, where still headquartered today Own and operate two unique brands: Cracker Barrel Old Country Store , which is the core brand, and Maple Street Biscuit Company , which was acquired in 2019 * Includes stores opened as Holler and Dash and franchised locations 603 616 624 631 637 639 645 653 660 663 664 2 4 7 7 41 44 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Units in Operation Cracker Barrel Maple Street*

Cracker Barrel is a Unique, Differentiated, and Complex Brand

- 664 stores welcome approximately 225 million guests in a normal year with travelers making up about 35%-40% of those visits
- Restaurant sales contribute 80% of revenue while the retail shop, which is integral to the Cracker Barrel brand, makes up 20% of revenue

Retail sales of $426 per square foot at approximately 50% gross margin rate

- Scratch-made homestyle food available 364 days a year across all three dayparts, and breakfast entrees available all day
  - With an average check of $11.40, menu offerings drive value and affordability perceptions at every daypart


Dinner, 37%
Breakfast, 25%
Lunch, 38%

- While Cracker Barrel has solid reach across all age groups, core guests with the highest visit frequency skew older

	Gen Z	Millennials	Gen X	Boomers & Matures
% Visiting	23%	26%	39%	50%
% of Core Guest*	11%	21%	19%	49%

*Source: Technomic Ignite Consumer; Q4 2020-Q3 2021. *Consumers who visited once per month or more frequently*

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Thin Sticks
(Peppermint)
15¢

The Cracker Barrel brand is a leader in the industry for:

• Menu Uniqueness	✓	*Top 5 Rated*
• Craveability	✓	*Top 5 Rated*
• Menu Variety	✓	*Top 5 Rated*
• Value Provided	✓	*Top 5 Rated*
• Unit Appearance and Ambiance	✓	*Top 5 Rated*
• Service and Hospitality	✓	*Top 5 Rated*
• Pleasant, Friendly Service	✓	*Top 5 Rated*

Consumers rate Cracker Barrel among the most unique casual dining restaurant chains

Source: Technomic Ignite Consumer; Q4 2020-Q3 2021

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* Includes first store opening in 1969 With locations in 45 states, Cracker Barrel has an expansive footprint but room for future growth There is room for both infill in existing markets and continued brand expansion 6

7 Maple Street complements the Cracker Barrel brand • Identified the fast casual breakfast space as an underserved market, and one where we had the credibility to enter • Maple Street shares many commonalities with Cracker Barrel: scratch - made cooking, a culture of hospitality, and craveable, homestyle food • The smaller Maple Street footprint and its appealing store economics creates the opportunity for profitable growth in urban markets that are not accessible to a traditional Cracker Barrel store • Cracker Barrel’s resources and expertise have helped Maple Street to build a strong leadership team and a development pipeline for future locations

8 Maple Street performance is strong • 45 community stores are open 7am - 2pm every day with average annualized 1 sales of $1.2 million • Comparable store sales growth versus pre - COVID levels were 50%+ in the most recent quarter, including the benefit of being open on Sundays • Menu features comfort food with a modern twist, fresh - roasted coffee, and fresh squeezed orange juice mimosas • Store - level EBITDA margins 2 of roughly 18% • Locations are approximately 3,000 square feet and situated in both urban and suburban geographies • Per store net buildout cost approximately $625k • Targeting 15 new store openings in current fiscal year 1 Annualized Q1 FY22 2 T4Q Focused on introducing Maple Street to new markets 8

Strategic Initiatives

10 We plan to leverage our competitive advantages to… Competitive Advantages Authentic Experiential Brand Culture of Caring Hospitality Homestyle Food & Retail Assortment …grow traffic with frequency strategy of earning one more visit from current guests per year …attract new customers via new occasions and revenue sources 10

Continue to evolve menu offerings to reinforce core strength of craveable, homestyle food

Dinner Menu Refresh: Completed system-wide introduction in summer 2021

- Introduced in a phased approach beginning with the addition of signature fried chicken platform
- Redesigned menu reinforced Cracker Barrel's strong value proposition and underscored our menu variety, both of which are differentiators for the brand

Beer and Wine Platform: In ~525 stores with rollout completion expected in late summer 2022

- Beer, wine, and mimosa offerings not only support an enhanced guest experience by providing additional variety, but are also believed to diminish the 'veto vote' impact
- The ongoing evolution of the specialty beverage platform has driven continued favorable check growth

Breakfast Menu Refresh: Currently in test with plans for phase-one rollout in 2022

- Current breakfast menu contains menu items that are highly familiar to our core guests but may be confusing to new or infrequent users of the brand
- Refresh includes streamlining categories to alleviate confusion and better highlight value proposition, creating a 'build-your-own' category for enhanced customization opportunities, and introducing new craveable menu items to drive additional frequency and check growth

Cracker Barrel OLD COUNTRY STORE

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Pandemic accelerated off-premise acceptance, and key initiatives are under way to support the long-term success of this business

	Individual To Go (~50% of business)	3rd-Party Delivery (~30% of business)	Catering & Occasion (~20% of business)
Completed Initiatives	▪ Enhanced curbside digital experience and streamlined execution to increase accuracy and speed	▪ Offer Cracker Barrel on all major 3rd-Party platforms	▪ Menu right-sizing ▪ Introduced boxed meal lunch
In-Progress Initiatives	▪ Increase beverage attachment ▪ Test curbside and delivery only	▪ Optimize 3rd-party promotions ▪ Evolve virtual brands marketing and menu ▪ Increase beverage attachment ▪ Piloting two virtual brands: Chicken n' Biscuits and The Pancake Kitchen ▪ Expand Ghost Kitchen test	▪ Optimize van fleet ▪ Augment boxed meal program ▪ Develop and launch accounts receivable system ▪ Leverage key occasions/holidays to drive awareness and sales
Future Initiatives	▪ Introduce enhanced packaging	▪ Implement loyalty program to migrate 3rd-party users to Cracker Barrel digital store	▪ Implement loyalty program to drive repeat sales

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13 Learnings from the pandemic support a more optimized retail experience • Assortment remains a key point of differentiation • Approximately 50% of non - food retail merchandise is exclusive to Cracker Barrel • Retail shops have evolved to feature a more curated feel over the course of the pandemic • Quality of assortment and evolution of visual merchandising has allowed us to take advantage of strong retail demand • More emphasis on everyday merchandise, which allows for more flexible inventory planning compared to themes

In vesting in new technology initiatives to grow traffic and strengthen the business model Digital Store • Launched a Digital Store in Fall 2020 • Since launch, our digital order mix has grown to more than 55% • Recent enhancements include a more customized experience and more readily accessible order history and favorite orders, as well as streamlined order flow and simplified location selection • Looking ahead, focused on refining the app and motivating account sign - ups to build first - party data engine New POS System • Currently in approximately 500 stores • Implementation planned to be complete by April • Foundational to other key strategic initiatives such as enhanced curbside experience and digital integration, as well as food and labor systems Digital Marketing • Transforming marketing and media strategy to focus on hyperlocal and personalized communications to further build brand relevance • Recently increased mix of digital spend with corresponding decrease in traditional TV media Loyalty • Loyalty program design work is currently underway • Targeting pilot launch this calendar year 14

Business Performance and Capital Allocation

16 Current and Near - Term Business Performance • Holiday season/first two months of Q2 as expected • Increased COVID caseloads currently impacting both dine - in traffic and staffing, and pressuring top - line, which may persist into Q3 • Inflationary pressures forecasted to peak in Q3, with commodity inflation in the range of 13% to 15% and wage inflation in the range of 10% to 12% • Inflation and supply chain delays of equipment also impacting other parts of P&L, including supplies, maintenance and training • These margin headwinds will be partially offset by planned pricing of approximately 5.5% Near term, the Company is navigating pandemic resurgence and cost pressures Sales leverage from continued dine - in traffic recovery as well as off - premise retention is our single largest focus to deliver improved margins long - term 16

17 0.6% 2.6% 2.1% 3.8% - 41.7% - 39.2% - 16.4% - 21.9% - 8.6% - 6.8% + 1.4% 8/3/18 8/2/19 11/1/19 1/31/20 5/1/20 7/31/20 10/30/20 1/29/21 4/30/21 7/30/21 10/29/21 Comparable Restaurant Sales * * vs PY for periods before 4/30/21, vs FY19 for periods ended 4/30/21 - 10/29/21 Prior to the pandemic, Cracker Barrel had a long - term record of solid restaurant sales results and outperformance versus the casual dining industry Quarter - Ended Despite current headwinds, overall sales recovery has been meaningful, and key strategic initiatives are expected to support further revenue growth Year - Ended Quarterly sales results have steadily been recovering despite the dine - in traffic headwinds faced as a result of the pandemic Even in current environment, teams are delivering continued strong off - premise results and working to manage costs through this business disruption to help mitigate near - term financial impacts

Successfully pivoted to new and enhanced Off - Premise business channels through quick and decisive operations actions as well as digital and technology enhancements 9% 25% 35% 25% 30% 23% 19% 20% Full Year FY19 5/1/2020 7/31/2020 10/30/2020 1/29/2021 4/30/2021 7/30/2021 10/29/2021 Off - Premise % of restaurant sales Retail store performance has been very strong, delivering double - digit sales growth versus pre - COVID levels for the last three quarters at a 50%+ gross margin Learnings during pandemic have enhanced results in Off - Premise and Retail businesses 18 * vs FY19 Quarter - Ended Adjusted inventory levels resulted in a more curated retail shop that is resonating with guests Expect to retain 60%+ of Off - Premise sales growth achieved during the pandemic 10.8% 18.2% 17.6% 4/30/21 7/30/21 10/29/21 Comparable Retail Sales *

19 Strong free cash flows driven by solid operating cash flows and disciplined capital investments Note: Free Cash Flow defined as Net Cash Provided by Operating Activities less Purchase of Property and Equipment, Net. See A ppe ndix for Non - GAAP Reconciliation. *Excludes $199.5M in Purchase of Property and Equipment, Net related to the sale and leaseback transaction completed in fisca l 2 020 $61 $140 $135 $87 $244 $158 $211 $179 $225 $65 $232 $0 $50 $100 $150 $200 $250 $300 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020* 2021 ($M) Free Cash Flow

20 Balanced approach to capital allocation Board and Management Team prioritize use of cash to: • Reinvest in the business to deliver continued success of Cracker Barrel and Maple Street • Invest in long - term growth drivers and new unit development • Return capital to shareholders through compelling dividend and share repurchase program Board’s actions have demonstrated this commitment

21 $53.4 $37.3 $49.0 $84.0 $95.7 $270.2 $196.9 $221.9 $193.5 $149.6 $66.7 $0 $50 $100 $150 $200 $250 $300 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 ($M) Quarterly Dividend Special Dividend Share Repurchase Over $1.4 billion in cash returned to shareholders since 2011 Capital allocation strategy supports a compelling long - term TSR Note: Dividends Paid 21 Quarterly dividend grew at an 18% CAGR since 2011 In September, the Company restored quarterly dividend to pre - COVID level of $1.30 At the same time, the Board authorized up to $100M of share repurchases Special dividend was executed in periods where meaningful share repurchases were limited

22 Cracker Barrel is a company worth investing in 22 Two highly differentiated and relevant brands Pipeline for growth through strategic sales initiatives and new unit expansion in both brands History of outperformance Board commitment of returning capital to shareholders

Thank you for your interest

Appendix 24

Non-GAAP Reconciliation

In the accompanying presentation, the Company makes reference to its free cash flow for certain historical periods presented therein. The Company defines free cash flow as GAAP cash provided by operating activities, excluding the Company's net expense for purchase of property and equipment and, for fiscal 2021, the proceeds from the Company's sale and leaseback transactions that closed during the first quarter of that fiscal year. The Company believes excluding these items from its financial results provides an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for cash provided by operating activities calculated in accordance with GAAP.

Reconciliation of Free Cash Flow

	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net Cash Provided by Operating Activities	$ 138	$ 220	$ 208	$ 178	$ 334	$ 271	$ 321	$ 331	$ 363	$ 161	$ 302
Purchase of Property and Equipment (PPE), Net	$ 78	$ 80	$ 74	$ 91	$ 90	$ 113	$ 110	$ 152	$ 138	$ 296	$ 70
Excluding PPE, Net related to Sale and Leaseback Transaction	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ (200)	$ -
Free Cash Flow	**$ 61**	**$ 140**	**$ 135**	**$ 87**	**$ 244**	**$ 158**	**$ 211**	**$ 179**	**$ 225**	**$ 65**	**$ 232**

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